Exhibit 99.1





                  Kerr-McGee Schedules Second-Quarter Earnings
                           Conference Call and Webcast

     OKLAHOMA CITY, July 17, 2002, - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call July 24, 2002, at 11:00 a.m. EDT, to discuss its second-quarter 2002 financial and operating results, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at "www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available for 48 hours at 800-633-8284, #19929062, within the U.S. or 402-977-9140, #19929062, outside the U.S. The webcast replay will be archived temporarily on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $11 billion.

                                      # # #

Media Contact:    Debbie Schramm
                  405-270-2877

Investor Contact: Rick Buterbaugh
                  405-270-3561